Exhibit 4.6
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-8 of our report dated February 24, 2010 (except as to notes 3(d) and 23 which are as of August 27, 2010), relating to the consolidated financial statements of Boralex Inc. (the “Corporation”) as at and for each of the years ended December 31, 2009 and 2008, which is incorporated by reference in the Notice of Special Meeting of Unitholders and the Proxy Circular of Boralex Power Income Fund dated September 27, 2010 (the “Circular”) which forms part of this Registration Statement on Form F-8. We also consent to the reference to us under the heading “Experts” in the Circular, which forms part of this Registration Statement on Form F-8. We also consent to the reference to us under the heading “Interests of Experts” in the Annual Information Form incorporated by reference in the Circular which forms part of this Registration Statement on Form F-8.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Montréal, Québec
September 27 2010